Filed Pursuant to Rule 424(b)(3)
Registration No. 333-155800

August 2011 Performance Update

The Frontier Fund Supplement Dated August 31, 2011 to Prospectus Dated April 30, 2011.

The Frontier Fund Class 2 Original

T H E     F R O N T I E R     F U N D ’ S     G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

August performance for the various Series of The Frontier Fund is detailed below:*

The Frontier Fund Class 2 Original	August 31, 2011	August 31, 2011	NAV / Unit
	MTD	YTD
Balanced Series-2	-5.34%	-6.12%	$149.70
Balanced Series-2a	-5.48%	-6.90%	$124.43
Berkeley/Graham/Tiverton Series-2	-1.50%	-8.07%	$121.09
Currency Series-2	-3.05%	-7.97%	$87.83
Long/Short Commodity Series-2	-1.06%	12.27%	$172.06
Winton/Graham Series-2	-2.29%	-1.28%	$142.19
Winton Series-2	2.13%	7.36%	$165.33
Long Only Commodity Series-2	0.08%	2.57%	$106.38
Managed Futures Index Series-2	7.41%	-2.26%	$126.77

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

*	The above table sets forth the actual performance for the Class and Series as of August 31, 2011. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

August 31, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(2,613,730.20)
Unrealized trading gain/(loss)			(432,098.59)
Less: commissions			(94,201.71)
Less: FCM fees			(25,535.44)
Foreign currency gain/(loss)			(17,234.51)
Interest income			9,769.61

Total Income			(3,173,030.84)

EXPENSES

Management fees			61,460.61
Incentive fees			305,656.53

Total Expenses			367,117.14

Net Income (Loss)			$(3,540,147.98)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	421,255.83755	$66,621,478.15	158.15
Current month additions	—	—
Current month redemptions	(4,680.11980)	(718,057.41)
Net Income (loss) for current month		(3,540,147.98)

Net Asset Value, end of current month	416,575.71775	$62,363,272.76	149.70

	Monthly rate of return		-5.34%

To the best of my knowledge and belief, the information contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Balanced Series 2

THE FRONTIER FUND BALANCED SERIES - 2a

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

August 31, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(125,435.12)
Unrealized trading gain/(loss)			(21,149.84)
Less: commissions			(4,535.32)
Less: FCM fees			(1,229.22)
Foreign currency gain/(loss)			(821.82)
Interest income			3,358.71

Total Income			(149,812.61)

EXPENSES

Trading Fee			7,492.17
Management fees			2,960.19
Incentive fees			14,673.48

Total Expenses			25,125.84

Net Income (Loss)			$(174,938.45)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	24,294.21590	$3,198,381.82	131.65
Current month additions	—	—
Current month redemptions	(105.48044)	(13,565.68)
Net Income (loss) for current month		(174,938.45)

Net Asset Value, end of current month	24,188.73546	$3,009,877.69	124.43

	Monthly rate of return		-5.48%

To the best of my knowledge and belief, the information contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Balanced Series 2a

THE FRONTIER FUND BERKELEY/GRAHAM/TIVERTON SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

August 31, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(39,472.05)
Unrealized trading gain/(loss)			(18,587.93)
Less: commissions			(3,118.52)
Less: FCM fees			(2,281.64)
Foreign currency gain/(loss)			617.87
Interest income			2,309.63

Total Income			(60,532.64)

EXPENSES

Management fees			17,062.01
Incentive fees			—

Total Expenses			17,062.01

Net Income (Loss)			$(77,594.65)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	42,373.13697	$5,209,418.97	122.94
Current month additions	—	—
Current month redemptions	(543.32094)	(66,531.82)
Net Income (loss) for current month		(77,594.65)

Net Asset Value, end of current month	41,829.81603	$5,065,292.50	121.09

	Monthly rate of return		-1.50%

To the best of my knowledge and belief, the information contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Berkeley/Graham/Tiverton Series 2

THE FRONTIER FUND CURRENCY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

August 31, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(512.78)
Unrealized trading gain/(loss)			(3,080.90)
Net change in inter-series payables			—
Less: FCM fees			(51.65)
Interest income			(0.24)

Total Income			(3,645.57)

EXPENSES

Management fees			0.12
Incentive fees			—

Total Expenses			0.12

Net Income (Loss)			$(3,645.69)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	1,320.18078	$119,595.91	90.59
Current month additions	—	—
Current month redemptions	—	—
Net Income (loss) for current month		(3,645.69)

Net Asset Value, end of current month	1,320.18078	$115,950.22	87.83

	Monthly rate of return		-3.05%

To the best of my knowledge and belief, the information
contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Currency Series 2

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

August 31, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$1,264,437.18
Unrealized trading gain/(loss)			(1,351,287.74)
Less: commissions			(6,668.61)
Less: FCM fees			(4,538.44)
Foreign currency gain/(loss)			(157.99)
Interest income			18,385.83

Total Income			(79,829.77)

EXPENSES

Management fees			53,364.57
Incentive fees			(20,524.06)

Total Expenses			32,840.51

Net Income (Loss)			$(112,670.28)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	66,463.26085	$11,558,763.56	173.91
Current month additions	—	—
Current month redemptions	(7,858.49239)	(1,362,358.45)
Net Income (loss) for current month		(112,670.28)

Net Asset Value, end of current month	58,604.76846	$10,083,734.83	172.06

	Monthly rate of return		-1.06%

To the best of my knowledge and belief, the information contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Long/Short Commodity Series 2

THE FRONTIER FUND WINTON/GRAHAM SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

August 31, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$110,707.78
Unrealized trading gain/(loss)			(237,490.59)
Less: commissions			(2,765.81)
Less: FCM fees			(3,122.60)
Foreign currency gain/(loss)			(335.07)
Interest income			4,579.97

Total Income			(128,426.32)

EXPENSES

Management fees			19,820.66
Incentive fees			15,594.42

Total Expenses			35,415.08

Net Income (Loss)			$(163,841.40)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	49,604.33420	$7,218,552.46	145.52
Current month additions	—	—
Current month redemptions	(1,955.76638)	(279,348.29)
Net Income (loss) for current month		(163,841.40)

Net Asset Value, end of current month	47,648.56782	$6,775,362.77	142.19

	Monthly rate of return		-2.29%

To the best of my knowledge and belief, the information
contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Winton/Graham Series 2

THE FRONTIER FUND WINTON SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

August 31, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$608,864.84
Unrealized trading gain/(loss)			(289,024.74)
Less: commissions			(944.98)
Less: FCM fees			(5,209.88)
Foreign currency gain/(loss)			1,498.10
Interest income			9,755.30

Total Income			324,938.64

EXPENSES

Management fees			25,893.18
Incentive fees			53,958.25

Total Expenses			79,851.43

Net Income (Loss)			$245,087.21

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	70,984.32176	$11,490,438.18	161.87
Current month additions	—	—
Current month redemptions	—	—
Net Income (loss) for current month		245,087.21

Net Asset Value, end of current month	70,984.32176	$11,735,525.39	165.33

	Monthly rate of return		2.13%

To the best of my knowledge and belief, the information
contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Winton Series 2

THE FRONTIER FUND LONG ONLY COMMODITY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

August 31, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(5,257.78)
Unrealized trading gain/(loss)			138.51
Less: commissions			—
Less: FCM fees			(102.59)
Foreign currency gain/(loss)			—
Interest income			520.81

Total Income			(4,701.05)

EXPENSES

Management fees			301.17
Incentive fees			—

Total Expenses			301.17

Net Income (Loss)			$(5,002.22)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	2,794.93534	$297,088.09	106.30
Current month additions	—	—
Current month redemptions	(1,181.51386)	(120,450.68)
Net Income (loss) for current month		(5,002.22)

Net Asset Value, end of current month	1,613.42148	$171,635.20	106.38

	Monthly rate of return		0.08%

To the best of my knowledge and belief, the information
contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Long Only Commodity Series 2

THE FRONTIER FUND MANAGED FUTURES INDEX SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

August 31, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$305,882.12
Unrealized trading gain/(loss)			(88,628.04)
Less: commissions			(598.57)
Less: FCM fees			(1,423.47)
Foreign currency gain/(loss)			1,991.10
Interest income			5,490.97

Total Income			222,714.11

EXPENSES

Management fees			7,505.23
Incentive fees			—

Total Expenses			7,505.23

Net Income (Loss)			$215,208.88

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	24,437.89489	$2,884,185.71	118.02
Current month additions	—	—
Current month redemptions	(118.40117)	(16,519.40)
Net Income (loss) for current month		215,208.88

Net Asset Value, end of current month	24,319.49372	$3,082,875.19	126.77

	Monthly rate of return		7.41%

To the best of my knowledge and belief, the information
contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Managed Futures Index Series 2